Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS POSTS SOLID QUARTERLY RESULTS

IN CHALLENGING OPERATING ENVIRONMENT

LAKE ZURICH, ILLINOIS, August 8, 2022 - ACCO Brands Corporation (NYSE: ACCO) today announced its second quarter results for the period ended June 30, 2022.

•
Net sales were $521.0 million, up 0.6 percent; comparable sales were up 5.2 percent
•
EPS was $0.40 versus $0.50 in 2021; adjusted EPS was $0.37 versus $0.43 in 2021
•
Continued sales momentum in North America driven by strong back-to-school sell-in
•
Continued recovery in International segment, led by growth in Brazil and Mexico
•
Updated guidance reflecting a more conservative view of the macroeconomic environment

"We posted impressive comparable sales with growth across all operating segments and multiple product categories, led by our Five Star® and Kensington® brands, and in our Latin American business. We have achieved five consecutive quarters of sustained comparable sales growth and remain confident in our strategy of transforming our Company towards more consumer-oriented products. Our performance continues to demonstrate the benefits of our geographic diversity and balance and skillful execution by our employees. Our second quarter proved to be more challenging than originally anticipated mainly due to slower economic growth, increased inflation and unfavorable foreign currency impacts, but additional price increases to counter inflation leave us well-positioned for second half margin expansion, with rates greater than the prior year," said Boris Elisman, Chairman and Chief Executive Officer of ACCO Brands.

Second Quarter Results

Net sales increased 0.6 percent to $521.0 million from $517.8 million in 2021. Comparable sales increased 5.2 percent. Both reported and comparable sales were driven by higher prices, as strong volume of school products, computer accessories, and business products was offset by lower sales of gaming accessories. Adverse foreign exchange reduced sales $23.6 million, or 4.6 percent.

Operating income increased to $55.4 million versus $49.9 million in 2021 due to a favorable change related to the contingent earnout partially offset by higher restructuring expense of $1.9 million. Operating income this year included contingent earnout income of $9.4 million compared with contingent earnout expense of $4.9 million in the prior year. Adjusted operating income decreased to $58.1 million compared with $67.2 million in the prior year, due to higher inflation that was not fully mitigated with price increases, lower volume and adverse foreign exchange of $1.0 million, partially offset by lower incentive compensation expense.

The Company reported net income of $39.4 million, or $0.40 per share, compared with net income of $48.6 million, or $0.50 per share, last year. Net income declined in 2022 from lower discrete tax benefits as well as reduced Brazil operating tax credits. This decline was partially offset by improved operating income as noted above. Adjusted net income was $36.0 million compared with $42.0 million in 2021, aligned with the adjusted operating income decline. Adjusted earnings per share were $0.37 compared with $0.43 in 2021.

Business Segment Results

ACCO Brands North America - Sales of $306.6 million increased 3.9 percent from $295.1 million in 2021 and comparable sales increased 4.4 percent to $308.0 million. The increases in both were primarily due to higher prices and volume increases in school products, computer accessories, and business products, partially offset by lower sales of gaming accessories.

Operating income was $50.7 million versus $53.8 million in 2021. Adjusted operating income of $57.2 million decreased from $59.9 million in 2021. The decreases in operating income and adjusted operating income were primarily due to lower gross margins as inflation more than offset the benefit of price increases and lower SG&A. The current period included $0.8 million of higher restructuring costs.

ACCO Brands EMEA - Sales of $137.9 million decreased 12.2 percent from $157.0 million in 2021, due to adverse foreign exchange of $19.8 million, or 12.6 percent. Comparable sales of $157.7 million increased 0.4 percent as price increases offset lower volume in a difficult economic environment that included accelerated inflation.

The segment posted an operating loss of $1.5 million compared with operating income of $9.9 million in 2021 due to inflation that exceeded the benefit of price increases and lower volume. Adjusted operating income was $2.1 million, down from $13.8 million in 2021 for the same reasons. Cost increases in EMEA have been higher than in other segments due to significant increases in locally sourced raw materials related to the war in Ukraine, as well as high energy costs.

ACCO Brands International - Sales of $76.5 million increased 16.4 percent from $65.7 million in 2021 due to higher prices and increased volume, primarily in Latin America from a return to in-person education. Adverse foreign exchange was $2.4 million. Comparable sales were $78.9 million, up 20.1 percent, for the same reasons.

Operating income of $6.3 million increased from $2.8 million in 2021 due to higher sales and good expense management, partially offset by inflation. Adjusted operating income of $8.6 million increased from $4.8 million due to those same factors.

Six Month Results

Net sales increased 3.7 percent to $962.6 million from $928.3 million in 2021 as higher prices more than offset the unfavorable impact of foreign exchange which reduced sales by $38.5 million, or 4.1 percent. Comparable sales increased 7.8 percent due to higher prices and volume as offices and schools began reopening for in-person activity, partially offset by lower sales of gaming accessories.

Operating income increased to $62.2 million from $48.8 million in 2021, due to a favorable change of $18.4 million related to the contingent earnout, partially offset by the reduction of other adjusting items. Adjusted operating income was $80.7 million compared with $91.8 million last year primarily due to inflation that exceeded the benefit of price increases, partially offset by reduced incentive compensation expense. Unfavorable foreign exchange reduced operating income $2.2 million.

Net income was $36.7 million, or $0.37 per share, compared with $28.2 million, or $0.29 per share, in 2021, aligned with the operating income increase. Prior year net income included two significant discrete tax items, as well as expenses related to debt refinancing which did not repeat in 2022. Adjusted net income was $46.4 million, compared with $52.0 million in 2021, primarily reflecting the adjusted operating income decline, partially offset by lower interest expense. Adjusted earnings per share were $0.47 compared with $0.54 in 2021.

Capital Allocation and Dividend

Year to date, the Company had $97.9 million of net cash outflow from operating activities. Free cash flow of $95.5 million represents cash used from operating activities of $97.9 million, excluding cash payments made for the PowerA contingent earnout of $9.2 million, less cash used for additions to property, plant and equipment of $7.0 million, plus cash proceeds from the disposition of assets of $0.2 million. The Company paid $14.4 million in dividends and repurchased 2.7 million shares for $19.4 million.

ACCO Brands today announced that its board of directors declared a regular quarterly cash dividend of $0.075 per share. The dividend will be paid on September 20, 2022, to stockholders of record as of the close of business on August 26, 2022.

Full Year 2022 Outlook

The Company is providing an updated full year outlook to reflect a more conservative view for the remainder of the year, including a moderating demand environment, continuing cost inflation, and more adverse foreign exchange. However, the Company anticipates second half gross margin improvement with rates higher than the prior year, as its pricing actions should begin to mitigate the impact of cumulative cost increases.

"Our company has a proven track record of managing well in periods of economic uncertainty and increasing our competitive advantage. We believe we have the right strategy and are well positioned to continue to deliver organic sales growth, compelling market performance, and improved financial results in the second half of this year and beyond," Elisman added.

	Current	Mid-Point	Prior	Mid-Point
Comparable Net Sales Growth	4.0% to 6.0%	5.0%	3.5% to 8.5%	6.0%
FX Impact on Net Sales (1)	(4.5)%		(2.5)%
Reported Net Sales Growth	(0.5)% to 1.5%	0.5%	1.0% to 6.0%	3.5%
Comparable Adjusted EPS	$1.45 to $1.50	$1.48	$1.52 to $1.62	$1.57
FX impact on Adjusted EPS (1)	$(0.06)		$(0.04)
Adjusted EPS	$1.39 to $1.44	$1.42	$1.48 to $1.58	$1.53
Free Cash Flow	$135M to $150M	$142.5	$165M
Adjusted Tax Rate	Approximately 29%		Approximately 29%
Bank Net Leverage	Approximately 3.0x		Less than 3.0x
(1) Based on spot rates as of 7/19/2022

Webcast

At 8:30 a.m. EDT on August 9, 2022, ACCO Brands Corporation will host a conference call to discuss the Company's second quarter 2022 results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands, the Home of Great Brands Built by Great People, designs, manufactures and markets consumer and end-user products that help people work, learn, play and thrive. Our widely recognized brands include AT-A-GLANCE®, Five Star®, Kensington®, Leitz®, Mead®, PowerA®, Swingline®, Tilibra® and many others. More information about ACCO Brands Corporation (NYSE: ACCO) can be found at www.accobrands.com.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this earnings release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the "About Non-GAAP Financial Measures" section of this earnings release.

Forward-Looking Statements

Statements contained in this earnings release, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, strategies, business operations and similar matters, results of operations, liquidity and financial condition, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company’s securities.

Our outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding both the near-term and long-term impact of the COVID-19 pandemic; inflation and the impact on demand of global economic uncertainties; changes in the competitive landscape, including ongoing uncertainties in the traditional office products channels; as well as the impact of fluctuations in foreign currency and acquisitions and the other factors described below.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: the ongoing impact of the COVID-19 pandemic; a relatively limited number of large customers account for a significant percentage of our sales; issues that influence customer and consumer discretionary spending during periods of economic uncertainty or weakness; risks associated with foreign currency fluctuations; challenges related to the highly competitive business environment in which we operate; our ability to develop and market innovative products that meet consumer demands and to expand into new and adjacent product categories that are experiencing higher growth rates; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory, compliance and other risks in such markets; the continued decline in the use of certain of our products; risks associated with seasonality; the sufficiency of investment returns on pension assets, risks related to actuarial assumptions, changes in government regulations and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; our ability to secure, protect and maintain our intellectual property rights, and our ability to license rights from major gaming console makers and video game publishers to support our gaming business; continued disruptions in the global supply chain; risks associated with changes in the cost or availability of raw materials, transportation, labor, and other necessary supplies and services and the cost of finished goods; the continued global shortage of microchips which are needed in our gaming and computer accessories businesses; risks associated with outsourcing production of certain of our products, information technology systems and other administrative functions; the failure, inadequacy or interruption of our information technology systems or its supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; our ability to grow profitably through acquisitions; our ability to successfully integrate acquisitions and achieve the financial and other results anticipated at the time of acquisition, including planned synergies; risks associated with our indebtedness, including limitations imposed by restrictive covenants, our debt service obligations, and our ability to comply with financial ratios and tests; a change in or discontinuance of our stock repurchase program or the payment of dividends; product liability claims, recalls or regulatory actions; the impact of litigation or other legal proceedings; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements, the costs of compliance and the impact of changes in such laws; our ability to attract and retain qualified personnel; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by public health crises, such as the occurrence of contagious diseases like COVID-19, severe weather events, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and in other reports we file with the Securities and Exchange Commission (“SEC”).

For further information:

Christopher McGinnis	Julie McEwan
Investor Relations	Media Relations
(847) 796-4320	(937) 974-8162

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2022	December 31, 2021
(in millions)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$91.7	$41.2
Accounts receivable, net	423.9	416.1
Inventories	471.5	428.0
Other current assets	56.2	39.6
Total current assets	1,043.3	924.9
Total property, plant and equipment	594.7	656.4
Less: accumulated depreciation	(398.7)	(441.8)
Property, plant and equipment, net	196.0	214.6
Right of use asset, leases	96.8	105.2
Deferred income taxes	105.0	115.9
Goodwill	779.2	802.5
Identifiable intangibles, net	864.6	902.2
Other non-current assets	6.0	26.0
Total assets	$3,090.9	$3,091.3
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$20.2	$9.4
Current portion of long-term debt	33.9	33.6
Accounts payable	254.4	308.2
Accrued compensation	36.1	56.9
Accrued customer program liabilities	98.0	101.4
Lease liabilities	22.4	24.4
Current portion of contingent consideration	2.7	24.8
Other current liabilities	122.8	149.9
Total current liabilities	590.5	708.6
Long-term debt, net	1,124.5	954.1
Long-term lease liabilities	81.9	89.0
Deferred income taxes	147.7	145.2
Pension and post-retirement benefit obligations	194.2	222.3
Contingent consideration	0.3	12.0
Other non-current liabilities	78.9	95.3
Total liabilities	2,218.0	2,226.5
Stockholders' equity:
Common stock	1.0	1.0
Treasury stock	(43.4)	(40.9)
Paid-in capital	1,894.7	1,902.2
Accumulated other comprehensive loss	(539.3)	(535.5)
Accumulated deficit	(440.1)	(462.0)
Total stockholders' equity	872.9	864.8
Total liabilities and stockholders' equity	$3,090.9	$3,091.3

ACCO Brands Corporation and Subsidiaries

Consolidated Statements of Income (Unaudited)

(In millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Net sales	$521.0	$517.8	0.6%	$962.6	$928.3	3.7%
Cost of products sold	371.0	353.7	4.9%	693.0	648.7	6.8%
Gross profit	150.0	164.1	(8.6)%	269.6	279.6	(3.6)%
Operating costs and expenses:
Selling, general and administrative expenses	91.6	97.7	(6.2)%	190.4	191.7	(0.7)%
Amortization of intangibles	10.5	11.6	(9.5)%	21.6	23.6	(8.5)%
Restructuring charges	1.9	—	NM	2.2	3.9	(43.6)%
Change in fair value of contingent consideration	(9.4)	4.9	NM	(6.8)	11.6	NM
Total operating costs and expenses	94.6	114.2	(17.2)%	207.4	230.8	(10.1)%
Operating income	55.4	49.9	11.0%	62.2	48.8	27.5%
Non-operating expense (income):
Interest expense	10.8	11.6	(6.9)%	20.5	24.8	(17.3)%
Interest income	(2.2)	(0.5)	NM	(3.6)	(0.6)	NM
Non-operating pension income	(1.3)	(2.5)	(48.0)%	(2.7)	(3.3)	(18.2)%
Other (income) expense, net	(3.7)	(9.0)	(58.9)%	(2.8)	3.9	NM
Income before income tax	51.8	50.3	3.0%	50.8	24.0	111.7%
Income tax expense (benefit)	12.4	1.7	NM	14.1	(4.2)	NM
Net income	$39.4	$48.6	(18.9)%	$36.7	$28.2	30.1%

Per share:
Basic income per share	$0.41	$0.51	(19.6)%	$0.38	$0.30	26.7%
Diluted income per share	$0.40	$0.50	(20.0)%	$0.37	$0.29	27.6%

Weighted average number of shares outstanding:
Basic	96.2	95.5		96.2	95.3
Diluted	97.4	97.2		98.0	96.9

Cash dividends declared per common share	$0.075	$0.065		$0.150	$0.130

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021		2022	2021
Gross profit (Net sales, less Cost of products sold)	28.8%	31.7%		28.0%	30.1%
Selling, general and administrative expenses	17.6%	18.9%		19.8%	20.7%
Operating income	10.6%	9.6%		6.5%	5.3%
Income before income tax	9.9%	9.7%		5.3%	2.6%
Net income	7.6%	9.4%		3.8%	3.0%
Income tax rate	23.9%	3.4%		27.8%	(17.5)%

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in millions)	2022	2021
Operating activities
Net income	$36.7	$28.2
Amortization of inventory step-up	—	2.4
Payments of contingent consideration	(9.2)	—
Loss on disposal of assets	(0.2)	—
Change in fair value of contingent liability	(6.8)	11.6
Depreciation	19.6	19.6
Amortization of debt issuance costs	1.4	1.5
Amortization of intangibles	21.6	23.6
Stock-based compensation	7.2	9.0
Loss on debt extinguishment	—	3.7
Changes in balance sheet items:
Accounts receivable	(12.4)	(54.5)
Inventories	(51.4)	(77.9)
Other assets	(18.7)	(32.2)
Accounts payable	(47.2)	42.3
Accrued expenses and other liabilities	(34.8)	(12.3)
Accrued income taxes	(3.7)	(20.1)
Net cash used by operating activities	(97.9)	(55.1)
Investing activities
Additions to property, plant and equipment	(7.0)	(9.3)
Proceeds from the disposition of assets	0.2	—
Cost of acquisitions, net of cash acquired	—	15.4
Net cash (used) provided by investing activities	(6.8)	6.1
Financing activities
Proceeds from long-term borrowings	218.0	648.8
Repayments of long-term debt	(25.6)	(529.2)
Proceeds of notes payable, net	11.3	2.2
Payment for debt premium	—	(9.8)
Payments for debt issuance costs	—	(10.5)
Dividends paid	(14.4)	(12.4)
Payments of contingent consideration	(17.8)	—
Repurchases of common stock	(19.4)	—
Payments related to tax withholding for stock-based compensation	(2.5)	(0.9)
Proceeds from the exercise of stock options	4.3	2.0
Net cash provided by financing activities	153.9	90.2
Effect of foreign exchange rate changes on cash and cash equivalents	1.3	0.1
Net increase in cash and cash equivalents	50.5	41.3
Cash and cash equivalents
Beginning of the period	41.2	36.6
End of the period	$91.7	$77.9

About Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. We explain below how we calculate and use each of these non-GAAP financial measures and a reconciliation of our current period and historical non-GAAP financial measures to the most directly comparable GAAP financial measures follows.

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, transaction and integration expenses associated with material acquisitions, the impact of foreign currency fluctuation and acquisitions, unusual tax items and other non-recurring items that we consider to be outside of our core operations. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the Company’s financial statements presented in accordance with GAAP.

Our non-GAAP financial measures include the following:

Comparable Net Sales: Represents net sales excluding the impact of material acquisitions with current-period foreign operation sales translated at prior-year currency rates. We believe comparable net sales are useful to investors and management because they reflect underlying sales and sales trends without the effect of acquisitions and fluctuations in foreign exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable net sales as comparable sales.

Adjusted Gross Profit: Represents gross profit excluding the effect of the amortization of the step-up in inventory from material acquisitions. We believe adjusted gross profit is useful to investors and management because it reflects underlying gross profit without the effect of inventory adjustments resulting from acquisitions that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted Selling, General and Administrative (SG&A) Expenses: Represents selling, general and administrative expenses excluding transaction and integration expenses related to our material acquisitions. We believe adjusted SG&A expenses are useful to investors and management because they reflect underlying SG&A expenses without the effect of expenses related to acquiring and integrating acquisitions that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons.

Adjusted Operating Income/Adjusted Income Before Taxes/Adjusted Net Income/Adjusted Net Income Per Diluted Share: Represents operating income, income before taxes, net income, and net income per diluted share excluding restructuring charges, the amortization of intangibles, the amortization of the step-up in value of inventory, the change in fair value of contingent consideration, transaction and integration expenses associated with material acquisitions, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancing, a bond redemption, or a pension curtailment, and other non-recurring items as well as all unusual and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share.

Comparable Adjusted Net Income Per Diluted Share: Represents adjusted net income per diluted share excluding the incremental current year impact of foreign exchange. We sometimes refer to comparable adjusted net income per diluted share as comparable adjusted earnings per share.

Adjusted Income Tax Expense/Rate: Represents income tax expense/rate excluding the tax effect of the items that have been excluded from adjusted income before taxes, unusual income tax items such as the impact of tax audits and changes in laws, significant reserves for cash repatriation, excess tax benefits/losses, and other discrete tax items. We believe our adjusted income tax expense/rate is useful to investors because it reflects our baseline income tax expense/rate before benefits/losses and other discrete items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted EBITDA: Represents net income excluding the effects of depreciation, stock-based compensation expense, amortization of intangibles, the change in fair value of contingent consideration, interest expense, net, other (income) expense, net, and income tax expense, the amortization of the step-up in value of inventory, transaction and integration expenses associated with material acquisitions, restructuring charges, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancing, a bond redemption, or a pension curtailment and other non-recurring items. We believe adjusted EBITDA is useful to investors because it reflects our underlying cash profitability and adjusts for certain non-cash charges, and items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Free Cash Flow: Represents cash flow from operating activities, excluding cash payments made for contingent earnouts, less cash used for additions to property, plant and equipment, plus cash proceeds from the disposition of assets. We believe free cash flow is useful to investors because it measures our available cash flow for paying dividends, funding strategic material acquisitions, reducing debt, and repurchasing shares.

Net Leverage Ratio: Represents balance sheet debt, plus debt origination costs and less any cash and cash equivalents divided by adjusted EBITDA. We believe that net leverage ratio is useful to investors since the company has the ability to, and may decide to use a portion of its cash and cash equivalents to retire debt.

This earnings release also provides forward-looking non-GAAP comparable net sales, adjusted earnings per share, comparable adjusted earnings per share, free cash flow, adjusted EBITDA, net leverage ratio and adjusted tax rate. We do not provide a reconciliation of forward-looking comparable net sales, adjusted earnings per share, comparable adjusted earnings per share, free cash flow, adjusted EBITDA, net leverage ratio or adjusted tax rate to GAAP because the GAAP financial measure is not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and material acquisitions, and other charges reflected in our historical numbers. The probable significance of each of these items is high and, based on historical experience, could be material.

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to adjusted Non-GAAP Information for the three months ended June 30, 2022 and 2021.

		Three Months Ended June 30, 2022
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales

Reported GAAP		$91.6	17.6%	$55.4	10.6%	$51.8	9.9%	$12.4	23.9%	$39.4	7.6%
Reported GAAP diluted income per share (EPS)										$0.40
Release of charge for Russia business	(A)	0.3		(0.3)		(0.3)		(0.1)		(0.2)
Restructuring charges		—		1.9		1.9		0.4		1.5
Amortization of intangibles		—		10.5		10.5		2.7		7.8
Change in fair value of contingent consideration	(B)	—		(9.4)		(9.4)		(2.4)		(7.0)
Brazil tax credits	(I)	—		—		(3.8)		(1.3)		(2.5)
Other discrete tax items	(J)	—		—		—		3.0		(3.0)
Adjusted Non-GAAP		$91.9	17.6%	$58.1	11.2%	$50.7	9.7%	$14.7	29.0%	$36.0	6.9%
Adjusted diluted income per share (Adjusted EPS)										$0.37

		Three Months Ended June 30, 2021
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales

Reported GAAP		$97.7	18.9%	$49.9	9.6%	$50.3	9.7%	$1.7	3.4%	$48.6	9.4%
Reported GAAP diluted income per share (EPS)										$0.50
Transaction and integration expenses	(D)	(0.8)		0.8		0.8		0.2		0.6
Amortization of intangibles		—		11.6		11.6		3.2		8.4
Change in fair value of contingent consideration	(B)	—		4.9		4.9		1.5		3.4
Brazil tax credits	(I)	—		—		(9.1)		(3.1)		(6.0)
Other discrete tax items	(J)	—		—		—		13.0		(13.0)
Adjusted Non-GAAP		$96.9	18.7%	$67.2	13.0%	$58.5	11.3%	$16.5	28.2%	$42.0	8.1%
Adjusted diluted income per share (Adjusted EPS)										$0.43

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to adjusted Non-GAAP Information for the six months ended June 30, 2022 and 2021

		Six Months Ended June 30, 2022
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (E)	Tax Rate	Net Income	% of Sales

Reported GAAP		$190.4	19.8%	$62.2	6.5%	$50.8	5.3%	$14.1	27.8%	$36.7	3.8%
Reported GAAP diluted income per share (EPS)										$0.37
Charge for Russia business	(A)	(1.5)		1.5		1.5		0.3		1.2
Restructuring charges		—		2.2		2.2		0.5		1.7
Amortization of intangibles		—		21.6		21.6		5.7		15.9
Change in fair value of contingent consideration	(B)	—		(6.8)		(6.8)		(1.7)		(5.1)
Operating tax gains	(H)	—		—		(0.1)		—		(0.1)
Brazil tax credits	(I)	—		—		(3.8)		(1.3)		(2.5)
Other discrete tax items	(J)	—		—		—		1.4		(1.4)
Adjusted Non-GAAP		$188.9	19.6%	$80.7	8.4%	$65.4	6.8%	$19.0	29.0%	$46.4	4.8%
Adjusted diluted income per share (Adjusted EPS)										$0.47

		Six Months Ended June 30, 2021
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax (Benefit) Expense (E)	Tax Rate	Net Income	% of Sales

Reported GAAP		$279.6	30.1%	$191.7	20.7%	$48.8	5.3%	$24.0	2.6%	$(4.2)	(17.5)%	$28.2	3.0%
Reported GAAP diluted income per share (EPS)												$0.29
Inventory step-up amortization	(C)	2.4		—		2.4		2.4		0.6		1.8
Transaction and integration expenses	(D)	—		(1.5)		1.5		1.5		0.4		1.1
Restructuring charges		—		—		3.9		3.9		1.0		2.9
Amortization of intangibles		—		—		23.6		23.6		6.4		17.2
Change in fair value of contingent consideration	(B)	—		—		11.6		11.6		3.2		8.4
Refinancing costs	(E)	—		—		—		3.7		1.0		2.7
Operating tax gain	(H)	—		—		—		(0.2)		—		(0.2)
Brazil tax credits	(I)	—		—		—		(9.1)		(3.1)		(6.0)
Bond redemption	(F)	—		—		—		9.8		2.6		7.2
Pension curtailment	(G)	—		—		—		1.4		0.4		1.0
Other discrete tax items	(J)	—		—		—		—		12.3		(12.3)
Adjusted Non-GAAP		$282.0	30.4%	$190.2	20.5%	$91.8	9.9%	$72.6	7.8%	$20.6	28.4%	$52.0	5.6%
Adjusted diluted income per share (Adjusted EPS)												$0.54

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(In millions)

The following table sets forth a reconciliation of net income reported in accordance with GAAP to Adjusted EBITDA.

		Three Months Ended June 30,			Six Months Ended June 30,
		2022	2021	% Change	2022	2021	% Change
Net income		$39.4	$48.6	(18.9)%	$36.7	$28.2	30.1%
Inventory step-up amortization	(C)	—	—	NM	—	2.4	(100.0)%
Transaction and integration expenses	(D)	—	0.8	(100.0)%	—	1.5	(100.0)%
Stock-based compensation		2.3	4.2	(45.2)%	7.2	9.0	(20.0)%
Depreciation		9.7	10.0	(3.0)%	19.6	19.6	—%
(Release) charge for Russia business	(A)	(0.3)	—	NM	1.5	—	NM
Amortization of intangibles		10.5	11.6	(9.5)%	21.6	23.6	(8.5)%
Restructuring charges		1.9	—	NM	2.2	3.9	(43.6)%
Change in fair value of contingent consideration	(B)	(9.4)	4.9	NM	(6.8)	11.6	NM
Pension curtailment	(G)	—	—	NM	—	1.4	(100.0)%
Interest expense, net		8.6	11.1	(22.5)%	16.9	24.2	(30.2)%
Other (income) expense, net		(3.7)	(9.0)	(58.9)%	(2.8)	3.9	NM
Income tax expense (benefit)		12.4	1.7	NM	14.1	(4.2)	NM
Adjusted EBITDA (non-GAAP)		$71.4	$83.9	(14.9)%	$110.2	$125.1	(11.9)%
Adjusted EBITDA as a % of Net Sales		13.7%	16.2%		11.4%	13.5%

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

Reconciliation of Net Cash Used by Operating Activities to Free Cash Flow (Unaudited)

(In millions)

The following table sets forth a reconciliation of net cash provided by operating activities reported in accordance with GAAP to Free Cash Flow.

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Net cash provided (used) by operating activities	$6.3	$(12.7)	$(97.9)	$(55.1)
Net cash (used) provided by:
Additions to property, plant and equipment	(3.6)	(5.5)	(7.0)	(9.3)
Proceeds from the disposition of assets	0.2	—	0.2	—
Payments of contingent consideration	9.2	—	9.2	—
Free cash flow (non-GAAP)	$12.1	$(18.2)	$(95.5)	$(64.4)

Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income to Adjusted EBITDA (Unaudited)

A.
Represents a net charge to operating expense related to our Russia business.
B.
Represents the change in fair value of the contingent consideration for the PowerA acquisition. The change in fair value of the contingent consideration is assessed every quarter and is included as expense/income in the consolidated statements of income.
C.
Represents the amortization of step-up in the value of inventory associated with the PowerA acquisition.
D.
Represents transaction and integration expenses associated with our acquisitions.
E.
Represents the write-off of debt issuance costs and other costs associated with the Company's 2021 debt refinancing and discharge of its obligations on the senior unsecured notes due in 2024.
F.
Represents a call premium on the 2021 redemption of the senior unsecured notes due in 2024.
G.
Represents a pension curtailment related to restructuring projects.
H.
Represents gains related to the release of unneeded reserves for certain operating taxes.
I.
Represents certain indirect tax credits related to Brazil.
J.
The adjustments to income tax expense include the effects of the adjustments outlined above and discrete tax adjustments.

ACCO Brands Corporation and Subsidiaries

Supplemental Business Segment Information and Reconciliation (Unaudited)

(In millions)

	2022					2021					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss)	Margin	Net Sales	(Loss)	Items	(Loss)	Margin	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$208.5	$13.9	$5.9	$19.8	9.5%	$188.8	$(0.7)	$11.9	$11.2	5.9%	$19.7	10.4%	$8.6	76.8%	360
ACCO Brands EMEA	156.1	5.6	3.5	9.1	5.8%	156.9	16.8	4.4	21.2	13.5%	(0.8)	(0.5)%	(12.1)	(57.1)%	(770)
ACCO Brands International	77.0	4.2	2.0	6.2	8.1%	64.8	0.6	2.5	3.1	4.8%	12.2	18.8%	3.1	100.0%	330
Corporate	—	(16.9)	4.4	(12.5)		—	(17.8)	6.9	(10.9)		—		(1.6)
Total	$441.6	$6.8	$15.8	$22.6	5.1%	$410.5	$(1.1)	$25.7	$24.6	6.0%	$31.1	7.6%	$(2.0)	(8.1)%	(90)

Q2:
ACCO Brands North America	$306.6	$50.7	$6.5	$57.2	18.7%	$295.1	$53.8	$6.1	$59.9	20.3%	$11.5	3.9%	$(2.7)	(4.5)%	(160)
ACCO Brands EMEA	137.9	(1.5)	3.6	2.1	1.5%	157.0	9.9	3.9	13.8	8.8%	(19.1)	(12.2)%	(11.7)	(84.8)%	(730)
ACCO Brands International	76.5	6.3	2.3	8.6	11.2%	65.7	2.8	2.0	4.8	7.3%	10.8	16.4%	3.8	79.2%	390
Corporate	—	(0.1)	(9.7)	(9.8)		—	(16.6)	5.3	(11.3)		—		1.5
Total	$521.0	$55.4	$2.7	$58.1	11.2%	$517.8	$49.9	$17.3	$67.2	13.0%	$3.2	0.6%	$(9.1)	(13.5)%	(180)

Q3:
ACCO Brands North America						$287.5	$34.6	$7.0	$41.6	14.5%
ACCO Brands EMEA						161.1	13.4	3.9	17.3	10.7%
ACCO Brands International						78.1	7.3	2.5	9.8	12.5%
Corporate						—	(16.7)	5.0	(11.7)
Total						$526.7	$38.6	$18.4	$57.0	10.8%

Q4:
ACCO Brands North America						$271.0	$34.2	$7.7	$41.9	15.5%
ACCO Brands EMEA						187.9	21.6	3.3	24.9	13.3%
ACCO Brands International						111.4	20.9	2.0	22.9	20.6%
Corporate						—	(13.1)	2.5	(10.6)
Total						$570.3	$63.6	$15.5	$79.1	13.9%

YTD:
ACCO Brands North America	$515.1	$64.6	$12.4	$77.0	14.9%	$1,042.4	$121.9	$32.7	$154.6	14.8%
ACCO Brands EMEA	294.0	4.1	7.1	11.2	3.8%	662.9	61.7	15.5	77.2	11.6%
ACCO Brands International	153.5	10.5	4.3	14.8	9.6%	320.0	31.6	9.0	40.6	12.7%
Corporate	—	(17.0)	(5.3)	(22.3)		—	(64.2)	19.7	(44.5)
Total	$962.6	$62.2	$18.5	$80.7	8.4%	$2,025.3	$151.0	$76.9	$227.9	11.3%

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales			$ Change - Net Sales (in millions)
	GAAP	Non-GAAP		GAAP	Non-GAAP
			Comparable			Comparable
	Net Sales	Currency	Net Sales	Net Sales	Currency	Net Sales	Comparable
	Change	Translation	Change	Change	Translation	Change	Net Sales
Q1 2022:
ACCO Brands North America	10.4%	— %	10.4%	$19.7	$—	$19.7	$208.5
ACCO Brands EMEA	(0.5)%	(7.9)%	7.4%	(0.8)	(12.4)	11.6	168.5
ACCO Brands International	18.8%	(3.9)%	22.7%	12.2	(2.5)	14.7	79.5
Total	7.6%	(3.6)%	11.2%	$31.1	$(14.9)	$46.0	$456.5

Q2 2022:
ACCO Brands North America	3.9%	(0.5)%	4.4%	$11.5	$(1.4)	$12.9	$308.0
ACCO Brands EMEA	(12.2)%	(12.6)%	0.4%	(19.1)	(19.8)	0.7	157.7
ACCO Brands International	16.4%	(3.7)%	20.1%	10.8	(2.4)	13.2	78.9
Total	0.6%	(4.6)%	5.2%	$3.2	$(23.6)	$26.8	$544.6

2022 YTD:
ACCO Brands North America	6.4%	(0.3)%	6.7%	$31.2	$(1.4)	$32.6	$516.5
ACCO Brands EMEA	(6.3)%	(10.3)%	4.0%	(19.9)	(32.2)	12.3	326.2
ACCO Brands International	17.6%	(3.8)%	21.4%	23.0	(4.9)	27.9	158.4
Total	3.7%	(4.1)%	7.8%	$34.3	$(38.5)	$72.8	$1,001.1

(A) Comparable net sales represents net sales excluding material acquisitions and with current-period foreign operation sales translated at the prior-year currency rates.